UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2024

Ventyx Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40928	83-2996852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12790 El Camino Real, Suite 200

San Diego, CA 92130

(Address of principal executive offices, including zip code)

(760) 593-4832

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	VTYX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2024, Ventyx Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Aventis Inc. (the “Investor”), pursuant to which the Company agreed to sell to the Investor 70,601 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which are convertible into shares of Common Stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $3.8243 per share (on an as-converted to Common Stock basis) for gross proceeds of approximately $27.0 million, in a private placement (the “Private Placement”). The Private Placement is expected to close on September 23, 2024 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Securities Purchase Agreement includes customary representations, warranties, and covenants by the Company and the Investor. In connection with the Private Placement, the Company has agreed to grant Sanofi a right of first negotiation (“ROFN”) for a license, grant or transfer, including by option or sale, of any rights to research, develop, commercialize, or otherwise exploit VTX3232, the Company’s CNS-penetrant NLRP3 inhibitor.

Pursuant to the Securities Purchase Agreement, the Company and the Investor agreed to certain registration rights for the resale of the shares of Common Stock issuable upon conversion of the Shares (the “Conversion Shares”). The Company agreed to file a registration statement registering the Conversion Shares (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) no later than 45 days following the Closing Date (the “Filing Date”). The Company has agreed to keep the Registration Statement continuously effective until the earlier of (a) the date as of which the Registrable Shares (as defined in the Securities Purchase Agreement) have been sold pursuant to the Registration Statement and (b) the date as of which no Registrable Shares remain outstanding. The Company has also agreed to certain piggyback registration rights with respect to any Conversion Shares for which no Registration Statement has been filed allowing holders to include their unregistered Conversion Shares in underwritten secondary offerings that the Company undertakes on behalf of holders of Common Stock.

The Company has granted the Investor customary indemnification rights in connection with the Registration Statement. The Investor has also granted the Company customary indemnification rights in connection with the Registration Statement.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the securities to be sold and issued pursuant to the Securities Purchase Agreement set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Shares and the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Investor. The Shares and the Conversion Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Shares or the Conversion shares described herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company will file a Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating 70,601 shares of its authorized and unissued preferred stock as Series A Preferred Stock and setting forth the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock. The following is a description of the terms of the Series A Preferred Stock:

Conversion. The Series A Preferred Stock is convertible at the option of each holder at any time into 100 shares of Common Stock for each share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. The Series A Preferred Stock will not be convertible by a holder to the extent that such holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock outstanding immediately after giving effect to such conversion, as further described in the Certificate of Designations. A holder may increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% of the issued and outstanding Common Stock immediately after giving effect to the issuance of the Common Stock issuable upon conversion of the Series A Preferred Stock) by delivering a written notice to the Company, provided that (i) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease does not apply to any other holder of Series A Preferred Stock or the validity of any prior conversion of the Series A Preferred Stock.

Voting. Holders of shares of Series A Preferred Stock shall have no voting rights on any Company matter.

Dividends. Holders of Series A Preferred Stock shall be entitled to receive, only when, as and if declared by the Company’s Board of Directors, out of any funds and assets legally available therefor, a dividend on each outstanding share of Series A Preferred Stock equal to $0.0001 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock), prior and in preference to any declaration or payment of any dividend (other than dividends on shares of Common Stock payable in shares of Common Stock) on Common Stock during the same calendar year. The right to receive dividends on shares of Series A Preferred Stock is non-cumulative, and no right to dividends shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid. Subject to the preferential rights described above, holders of the Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-converted to Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock.

Liquidation. In the event of any Liquidation (as defined in the Certificate of Designation), the assets of the Company shall be distributed, after payment in full of any dividends declared but unpaid on the Series A Preferred Stock, among the holders of the shares of Series A Preferred Stock and Common Stock pro rata based on the number of shares held by each such holder (on an as-converted to Common Stock basis), after payment in full of any dividends declared but unpaid on the Series A Preferred Stock.

The foregoing summary of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Forward Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding management’s beliefs regarding the anticipated closing date of the Private Placement and timing for filing the Certificate of Designations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation, market risks and other market conditions; the risk that the conditions to the closing of the Private Placement are not satisfied; potential delays in the commencement, enrollment and completion of clinical trials; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; disruptions in the supply chain, including raw materials needed for manufacturing and animals used in research; delays in site activations and enrollment of clinical results; the results of preclinical studies; early clinical trials not necessarily being predictive of future results; the success of the Company’s clinical trials and preclinical studies for its product candidates; interim results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as a trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for its product candidates; the use of capital resources by the Company sooner than expected; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed on August 8, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations, of Series A Non-Voting Convertible Preferred Stock.

4.1	Reference is made to Exhibit 3.1.

10.1*	Securities Purchase Agreement, dated September 23, 2024, by and between the Company and the Investor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTYX BIOSCIENCES, INC.

	By:	/s/ Raju Mohan
Raju Mohan, Ph.D.
President and Chief Executive Officer

Date: September 23, 2024